                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       Nobel Learning Communities, Inc.
                 (Name of Registrant As Specified in Charter)


 (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1)  Title of each class of securities to which transaction applies:
                  N/A

    2)  Aggregate number of securities to which transaction applies:
                  N/A

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  N/A

    4)  Proposed maximum aggregate value of transaction:
                  N/A

    5)  Total fee paid:
                  N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
                  N/A

    2)  Form, Schedule, or Registration Statement No.:
                  N/A

    3)  Filing party:
                  N/A

    4)  Date filed:
                  N/A

                     [LOGO OF NOBEL LEARNING COMMMUNITIES]


                   Notice of Annual Meeting of Stockholders

                               November 16, 2000


To the Stockholders:

   The 2000 Annual Meeting of Stockholders of Nobel Learning Communities, Inc. will be held at 10:00 a.m. on November 16, 2000 at The Gregg Conference Center at The American College, 270 South Bryn Mawr Avenue, Bryn Mawr, PA 19010 (telephone: (610) 526-1100)) for the following purposes:

1. To elect three directors to serve for a three-year term.

2. To ratify the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for fiscal year ended June 30, 2001.

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   Only stockholders of record at the close of business on October 9, 2000 will be entitled to notice of, and to vote at, the Meeting and any adjournment or adjournments thereof.

   Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

   All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, we urge you to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she returned a proxy.

                                 Sincerely,

                                 /s/ Yvonne DeAngelo

                                 Yvonne DeAngelo
                                 Corporate Secretary

Media, PA
October 10, 2000

                                   Contents

Solicitation of Proxy, Revocability and Voting..........................    1

Security Ownership......................................................    3

Proposal 1:  Election of Directors......................................    7

Proposal 2:  Ratification of Appointment of Independent Accountants.....   11

Executive Compensation..................................................   12

Stock Performance.......................................................   18

Compliance with Section 16(a) of the Securities Exchange Act of 1934....   19

Certain Relationships and Related Transactions..........................   19

General Information.....................................................   20

Deadline for Receipt of Stockholder Proposals...........................   20

                       NOBEL LEARNING COMMUNITIES, INC.

                                PROXY STATEMENT


                SOLICITATION OF PROXY, REVOCABILITY AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Nobel Learning Communities, Inc., a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held on November 16, 2000. Only stockholders of record on October 9, 2000 will be entitled to notice of, and to vote at, the Meeting. Each share of common stock ("Common Stock") outstanding on the record date is entitled to one vote on each matter to be considered; and each share of preferred stock ("Preferred Stock") is entitled to the number of votes on each matter to be considered equal to the number of full shares of Common Stock into which such share of Preferred Stock is convertible (calculated by rounding any fractional share down to the nearest whole number). As of the record date of the meeting, each share of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock was convertible into .2940, 0.25 and 0.25 shares of Common Stock, respectively. On September 20, 2000, the Company had 5,976,599 shares of Common Stock, 1,023,694 shares of Series A Preferred Stock, 2,500,000 shares of Series C Preferred Stock and 1,063,830 shares of Series D Preferred Stock issued and outstanding.

  The Company's principal executive offices are located at Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to stockholders is October 10, 2000.

Quorum and Voting

  The presence at the Meeting, in person or by proxy, of the holders of shares representing a majority of the votes represented by the Common Stock and Preferred Stock is necessary to constitute a quorum for the transaction of business. The holders of the Common Stock and the Preferred Stock vote together, and not as a separate class, on all matters to be submitted to stockholders at the Meeting. The election of directors will be determined by a plurality vote and the three nominees receiving the most "FOR" votes will be elected. Approval of the proposal to ratify the selection of auditors will require the affirmative vote of the holders of a majority of the votes represented by the shares of the Company's Common Stock and Preferred Stock present at the Meeting in person or by proxy and entitled to vote. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any "broker nonvotes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum. Other than with respect to the election of directors, all other matters that come before the Meeting require an approval of a majority of the votes represented by the shares of stock present and entitled to vote thereon. Therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as shares not entitled to vote and will not be included in the calculation of the number of votes represented by shares present and entitled to vote. Accordingly, broker non-votes will have no effect on the outcome of the proposal to ratify the selection of auditors.

Revocability of Proxies

  Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Corporate Secretary of the Company or by the presentation at the Meeting of an instrument of revocation or a duly executed proxy bearing a later date. It also may be revoked by attendance at the Meeting and the casting of a written ballot in person. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with instructions or, as to any matter as to which no instructions are given, for the election of the proposed nominees and in favor of Proposal 2.

Solicitation

  The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy, and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged Stocktrans, Inc., the transfer agent for the Company's Common Stock and Preferred Stock, to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. The Company will pay Stocktrans approximately $5,000 for these services.

                              SECURITY OWNERSHIP

Common Stock

  The following table shows information concerning the beneficial ownership of the Company's Common Stock as of August 22, 2000 by each director, by each executive officer named in the Summary Compensation Table appearing elsewhere in this proxy statement, by all directors and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of August 22, 2000 through the exercise of any stock option or right or conversion of any convertible security or otherwise. As of August 22, 2000, the only persons or group of persons known to the Company as beneficially owning more than 5% of the outstanding Common Stock of the Company were the following:
A. J. Clegg; Allied Capital Corporation and its affiliates; Edison Venture Fund II, L.P.; Dimensional Fund Advisors I; and KU Learning, L.L.C. The address of each such holder of more than 5% of the outstanding Common Stock is set forth in the footnote relating to its holdings.

                                          Number of Shares of
                                             Common Stock        Percent of
          Name of Beneficial Owner        Beneficially Owned      Class (1)
          ------------------------        -------------------    ----------
          William E. Bailey                     34,400  (2)          *
          A. J. Clegg                          627,906  (3)         9.89%
          Edward H. Chambers                    22,730  (4)          *
          Daryl A. Dixon                        50,000  (5)          *
          B. Robin Eglin                        46,600  (6)          *
          John R. Frock                         93,988  (7)          *
          Peter H. Havens                       15,109  (8)          *
          Eugene G. Monaco                       5,500  (9)          *
          Pamela S. Lewis                            0               *
          William L. Walton                  1,108,483 (10)        15.65%
          Robert E. Zobel                       10,265 (11)          *
          Allied Capital Corporation         1,106,256 (12)        15.62%
          Dimensional Fund Advisors I          340,100 (13)         5.69%
          Edison Venture Fund II, L.P.         654,032 (14)         9.90%
          KU Learning, L.L.C.                1,883,500 (15)        31.51%
          All directors and executive        2,004,716 (16)        26.10%
           officers as a group
           (11 persons)

          *  Less than 1%.                         [See notes on following page]

(1) The percentages of class set forth in the table reflect the percentage of outstanding Common Stock currently owned by each holder listed and the percentage of outstanding Common Stock which would be owned by each such holder giving effect to the conversion of all shares of Preferred Stock and exercise of all currently exercisable options and warrants held by such holder, but not to such conversion or exercise by any other person.

(2) Consists of 30,000 shares of Common Stock which Mr. Bailey has the right to purchase upon the exercise of currently exercisable options and 4,400 shares of Common Stock held by Mr. Bailey.

(3) Consists of 254,887 shares of Common Stock currently outstanding, 140,385 shares issuable upon conversion of the Company's Series A Preferred Stock, 100,806 shares issuable upon conversion of the Company's Series C Preferred Stock, 20,161 shares issuable upon the exercise of warrants and 111,667 issuable upon exercise of currently exercisable stock options. Of the 254,887 shares of Common Stock currently outstanding, Mr. Clegg's beneficial owner of 66,572 shares arises by virtue of his right to vote shares held of record by his children and of 5,500 shares arises by virtue of ownership of shares of record by his spouse. Does not include shares owned by Mr. Clegg's adult children with respect to which he has no voting rights, as to which he disclaims beneficial ownership. A. J. Clegg's address is c/o Nobel Learning Communities, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063.

(4) Consists of 9,750 shares of Common Stock which Mr. Chambers has the right to purchase upon the exercise of currently exercisable options, 1,470 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, and 11,510 shares of Common Stock held by Mr. Chambers.

(5) Consists of 50,000 shares of Common Stock which Mr. Dixon has the right to purchase upon the exercise of currently exercisable options.

(6) Consists of 45,600 shares of Common Stock which Mr. Eglin has the right to purchase upon the exercise of currently exercisable options and 1,000 shares of Common Stock held by Mr. Eglin.

(7) Consists of 61,788 shares of Common Stock which Mr. Frock has the right to purchase upon the exercise of currently exercisable options, 14,700 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock and 17,500 shares of Common Stock held by Mr. Frock.

(8) Consists of 9,750 shares of Common Stock which Mr. Havens has the right to purchase upon the exercise of currently exercisable options, 3,234 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, and 2,125 shares of Common Stock held by Mr. Havens.

(9) Consists of 2,500 shares of Common Stock which Mr. Monaco has the right to purchase upon the exercise of currently exercisable options and 3,000 shares of Common Stock held by Mr. Monaco.

(10) Mr. Walton owns 1,000 shares of Common Stock directly and has the right to purchase 1,227 shares of common stock upon the exercise of currently exercisable options. By virtue of his position as Chief Executive Officer of Allied Capital Corporation, Mr. Walton may under the SEC's rules also be deemed a beneficial owner of the shares owned by Allied Capital Corporation and its affiliates (see footnote 12). Accordingly, these shares are also reflected in the table as shares beneficially owned by Mr. Walton. Mr. Walton disclaims beneficial ownership of such shares.

(11) Consists of 1,561 shares of Common Stock which Mr. Zobel has the right to purchase upon the exercise of currently exercisable options, 4,000 shares of Common Stock held by Mr. Zobel, 4,704 shares of Common Stock issuable upon the conversion of shares of the Company's Series A Preferred Stock held by a partnership of which Mr. Zobel is general partner. Does not include 1,000 shares of Common Stock held in a custodian account for Mr. Zobel's children, of which Mr. Zobel's wife is custodian, as to which Mr. Zobel disclaims beneficial ownership.

(12) Consists of 265,958 shares of Common Stock issuable upon the conversion of the Company's Series D Preferred Stock and 840,298 issuable upon the exercise of warrants held by Allied Capital Corporation and

     Allied Investment Corporation. Allied Capital Corporation and its affiliates have their principal executive offices at 1666 K St., N.W., Suite 901, Washington, DC 20006.

(13) Based on a Schedule 13G filed with the SEC on December 10, 1999. Dimensional Fund Advisors, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the shares of Nobel Common Stock that are owned the Funds. All such shares are owned by the Funds. Dimensional Funds Advisors disclaims beneficial ownership of such shares.

(14) Based on information most recently reported to the Company. Consists of 104,839 shares of Common Stock which Edison Venture Fund II, L.P. has the right to purchase upon the exercise of warrants, 524,193 shares of Common Stock issuable upon the conversion of the Company's Series C Preferred Stock, and 25,000 shares of Common Stock held by the Edison Venture Fund II, L.P. Edison Venture Fund II, L.P. has its principal executive office at 997 Lenox Drive #3, Lawrenceville, New Jersey 08648.

(15) Based on a Schedule 13D filed with the SEC on January 16, 1998 and amended on June 2, 1998 and November 10, 1999. Shares are beneficially owned by KU Learning, L.L.C. and its affiliates. The business address of such persons is 844 Moraga Drive, Los Angeles, CA 90049.

(16) Consists of shares shown as beneficially held by all natural persons in this table.

Preferred Stock

     The following table shows information concerning the beneficial ownership of the Company's Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as of August 22, 2000 by each director, by each executive officer named in the Summary Compensation Table appearing elsewhere in this proxy statement, by all directors and executive officers as a group and by each person who is known to the Company to be the beneficial owner of more than 5% of any series of Preferred Stock. Directors and executive officers omitted from a section of the following table do not beneficially own any shares of the series of Preferred Stock to which such section relates.

                                                      Number of Shares
     Name of                                        of Preferred Stock       Percent
     Security     Name of Beneficial Owner (1)      Beneficially Owned       of Class
     --------------------------------------------------------------------------------
     Series A      Edward H. Chambers                      5,000                0.49%
     Preferred     A. J. Clegg                           477,500               46.64%
     Stock         John R. Frock                          50,000                4.88%
                   Peter H. Havens                        11,000                1.07%
                   Emanuel Shemin                        101,487                9.91%
                   Robert E. Zobel                        16,000 (2)            1.56%
                   All directors and executive           559,500               54.66%
                   officers
                   as a group (15 persons)
     --------------------------------------------------------------------------------
     Series C      A. J. Clegg                           403,226               16.13%
     Preferred     Edison Venture Fund II, L.P.        2,096,774               83.87%
     Stock         All directors and executive         2,500,000              100.00%
                   officers
                   as a group (15 persons)
     --------------------------------------------------------------------------------
     Series D      Allied Capital Corporation          1,063,830 (3)          100.00%
     Preferred     William L. Walton                   1,063,830 (3)          100.00%
     Stock         All directors and executive         1,063,830 (3)          100.00%
                   officers
                   as a group (15 persons)
     --------------------------------------------------------------------------------

(1) As reflected on the records of the Company's transfer agent, Mr. Shemin's address is 800 South Ocean Blvd. LPH4, Boca Raton, FL 33432. Mr. Clegg's address is c/o Nobel Learning Communities, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063. Edison Venture Fund II, L.P. has its principal executive office at 997 Lenox Drive #3, Lawrenceville, New Jersey 08648. Allied Capital Corporation and affiliates have their principal executive offices at 1666 K St., N.W., Suite 901, Washington, DC 20006.

(2) By partnership of which Mr. Zobel is a general partner.

(3) Shares are owned by Allied Capital Corporation and Allied Investment Corporation. Mr. Walton, a director of the Company, is Chief Executive Officer of Allied Capital Corporation. By virtue of his position as Chief Executive Officer, Mr. Walton may under the SEC's rules also be deemed a beneficial owner of the shares owned by Allied Capital Corporation and its affiliates. (These shares are also included in shares reflected as owned by Mr. Walton in the table.) Mr. Walton disclaims beneficial ownership of such shares.

                                  PROPOSAL 1

                             Election of Directors

                            (Item 1 on Proxy Card)

Nominees

  At the Meeting, three directors are to be elected to serve for a three year term and until their successors have been duly elected and qualified. The entire Board of Directors consists of eight persons. Each nominee is currently a director. Directors will be elected by a plurality of the shares present and voting at the meeting. If so authorized, the persons named in the accompanying proxy card intend to vote for the election of each nominee. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. If any of the nominees are not available to serve at the time of the Meeting, the persons named in the proxies may vote the proxies for such other persons as they may choose unless the Board of Directors reduces the number of directors to be elected.

  The names of the nominees and the continuing directors, and certain information about them, are set forth below:

       Name of Nominee                                                               Director
       or Director           Age        Principal Occupation                         Since
----------------------------------------------------------------------------------------------
Nominees for a term expiring in 2003 (Class I Directors):

       John R. Frock         57         Executive Vice President - Corporate         1992
                                        Development of the Company

       Eugene G. Monaco      72         Judge, Delaware County Court (retired)       1995

       Robert E. Zobel       52         Chief Financial Officer of MARS, Inc.        1998

Continuing Directors with a term expiring in 2001 (Class II Directors):

       Pamela S. Lewis       43         Dean of the McColl School of Business at     1999
                                        Queens College

       William L. Walton     51         Chairman, President and Chief Executive      1998
                                        Officer of Allied Capital Corporation

Continuing Directors with a term expiring in 2002 (Class III Directors):

       Edward Chambers       63         Executive Vice President - Finance and       1988
                                        Administration of Wawa, Inc.

       A. J. Clegg           61         Chairman of Board of Directors and Chief     1992
                                        Executive Officer of the Company

       Peter H. Havens       46         Chairman of Baldwin Management, LLC          1991

  The following description contains certain information concerning the nominees, including current positions and principal occupations during the past five years.

  Edward H. Chambers. Mr. Chambers has served as Executive Vice President - Finance and Administration of Wawa, Inc. since March 1988. During the period April 1984 through March 1988, he served as President and Chief Executive Officer, and as a director, of Northern Lites, Ltd., an owner and operator of quick-service restaurants operating pursuant to a franchise from D'Lites of America, Inc. From 1982 to July 1984, Mr. Chambers was President - Retail Operations of Kentucky Fried Chicken Corp., a franchiser of quick-service restaurants. He is also a director of Riddle Memorial Hospital.

  A.J. Clegg. Mr. Clegg was named Chairman of the Board and Chief Executive Officer of the Company in May 1992. Since 1996, Mr. Clegg has also served as a member of the Board of Trustees of Drexel University. From June 1990 to December 1997 (but involving immaterial amounts of time between 1994 and 1997), Mr. Clegg served as the Chairman and CEO of JBS Investment Banking, Ltd., which provided investment management and consulting services to businesses, including the Company. In 1979, he formed Empery Corporation, an operator of businesses in the cable television and printing industries, and held the offices of Chairman, President and CEO during his tenure (1979-1993). In addition, Mr. Clegg served as Chairman and CEO of TVC, Inc. (1983-1993), a distributor of cable television components; and Design Mark Industries (1988-1993), a manufacturer of electronic senswitches. Mr. Clegg has also served on the board of directors of Ferguson International Holdings, PLC, a United Kingdom company, from March 1990 to April 1991; and was Chairman and CEO of Globe Ticket and Label Company from December 1984 to February 1991. In August 2000, Mr. Clegg was recognized as "Education Entrepreneur of the Year" by the Association of Education Practitioners and Providers.

  John R. Frock. Mr. Frock was named Executive Vice President - Corporate Development in August 1994. Mr. Frock was elected to the Board of Directors of the Company in May 1992. From 1992 to 1995, Mr. Frock was the President and Chief Operating Officer of JBS Investment Banking, Ltd., which provided investment management and consulting services to businesses (which included the Company). Mr. Frock served as the Chairman and Chief Executive Officer of Avant Guarde Enterprises, Ltd. from March 1992 through August 1996. Prior to that, Mr. Frock was President and Chief Operating Officer of SBF Communications Graphics, a business forms printer located in Philadelphia, Pennsylvania; President of Globe Ticket and Label Company; and President of the Graphics Group of Empery Corporation.

  Peter H. Havens. Mr. Havens is Chairman of Baldwin Management, LLC, an investment management concern. Previously, he was the Executive Vice President of Bryn Mawr Bank Corporation overseeing the Investment Management and Trust Division. From 1982 through May 1995, Mr. Havens served as manager of Kewanee Enterprises, a private investment firm located in Bryn Mawr, Pennsylvania. He is also Chairman of the Board of Directors of Petroferm, Inc., a director of Independence Seaport Museum and Lankenau Hospital Foundation, and a Trustee Emeritus of Ursinus College.

  Pamela S. Lewis. Dr. Lewis currently serves as Dean of the McColl School of Business at Queens College in Charlotte, North Carolina. Prior to joining the McColl School, Dr. Lewis served as Professor of Management and Dean of the Bennett S. LeBow College of Business at Drexel University from June 1997 to June 2000. From 1987 to 1997, Dr. Lewis was a professor at the University of Central Florida, serving in a variety of administrative positions. Her professional specialization is in the field of strategic planning with a particular emphasis on competitive and marketing strategy. She has written and lectured on these topics extensively. Dr. Lewis also serves on the board of directors of C & D Technologies, Inc. and Charming Shoppes, Inc.

  Eugene G. Monaco. Mr. Monaco has both a J.D. from Temple Law School and M.S. in Mechanical Engineering from the University of Delaware and, from January 1, 1990 until his retirement in late 1995, served as a Judge for the Delaware County District Court. He also served as an Instructor in Kinematics and Dynamics at Drexel University, a Lecturer in child abuse at Penn State University, and was the Chief Negotiator for the Rose Tree Media School Board. He also served as Assistant District Attorney in Media, Pennsylvania and Engineering Negotiator for Westinghouse Electric for 32 years.

  William L. Walton. Mr. Walton has been President, Chairman and Chief Executive Officer of Allied Capital Corporation since 1997 and is Chairman of Business Mortgage Investors, Inc. Mr. Walton was chief executive officer of Success Lab, Inc., which engages in children's educational services, from 1993 to 1996; chief executive officer of Language Odyssey, which engages in educational publishing and services from 1992 to 1996; and managing director of Butler Capital Corporation from 1987 to 1991.

  Robert E. Zobel. Mr. Zobel has been Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of MARS, Inc. since February 1996. From 1974 through February 1996, Mr. Zobel was associated with Deloitte & Touche LLP (formerly Touche Ross & Co.) as an employee and since September 1981 as a partner. Mr. Zobel earned a B.A. degree from Claremont McKenna College, a J.D. degree from Willamette University College of law and a LLM degree in tax from Boston University.

  William L. Walton serves on the Board as the designee of Allied Capital Corporation, the holder of all of the Series D Convertible Preferred Stock, a $10,000,000 subordinated promissory note and warrants.

  The Board of Directors recommends a vote FOR the nominees listed above.

Meetings of the Board of Directors and Committees

  The Board of Directors of the Company held a total of eleven meetings during the fiscal year ended June 30, 2000 (not including actions adopted by unanimous consent). Each member of the Board of Directors attended at least 75% of the aggregate of the number of meetings of the Board and Board Committees of which he or she was a member during the 2000 fiscal year, except Mr. Walton who attended six Board meetings and all Compensation Committee meetings.

  The Board of Directors has an Audit Committee and a Compensation Committee.

  The Audit Committee of the Board of Directors presently consists of Mr. Chambers (Chairman), Mr. Havens and Mr. Zobel. It held four meetings during the 2000 fiscal year. The Audit Committee recommends the engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

  The Compensation Committee of the Board of Directors presently consists of Mr. Chambers (Chairman), Mr. Walton and Mr. Zobel. The Committee reviews and recommends compensation and compensation changes for executives of the Company and the Board of Directors and administers the Company's stock option and stock grant plans. The Committee met six times during the 2000 fiscal year, and each member attended all such meetings.

Compensation of Directors

  The Company pays directors an annual retainer of $10,000 (except directors who are also employees of the Company, who receive $6,000), which is paid quarterly, and pays members of committees of the Board $750 per meeting for each committee meeting attended. (Executive officers' compensation reported in the Summary Compensation Table does not include these fees.)

  The Company's 1995 Stock Incentive Plan, as amended, provides that as of the date 90 days following the closing of each fiscal year that the Plan is in effect, each individual serving as a director of the Company who is not an officer or employee of the Company will be granted a nonqualified stock option to purchase 5,000 shares of Common Stock if the Company's pre-tax income for such fiscal year increased at least 20% from the prior fiscal year and if the individual served as a director for the entire fiscal year then ended (or a proportionate lesser number of shares if the individual served as a director for less than the entire fiscal year). In the fiscal year ended June 30, 1999, the number of shares subject to annual grant equaled 2,000 shares, and pursuant to the Plan, Messrs. Chambers, Havens and Monaco each received an option to purchase 2,000 shares of Common Stock, Mr. Walton received an option to purchase 1,227 shares of Common Stock, and Mr. Zobel received an option to purchase 1,561 shares of Common Stock. On September 28, 2000, Messrs. Chambers, Havens, Monaco, Walton and Zobel each received option to purchase 5,000 shares of Common Stock, and Dr. Lewis received an option to purchase 3,088 shares of Common Stock.

                                  PROPOSAL 2

            Ratification of Appointment of Independent Accountants

                            (Item 2 on Proxy Card)

   The Board of Directors has selected PricewaterhouseCoopers L.L.P., independent accountants, to audit the consolidated financial statements of the Company for its 2001 fiscal year and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its selection. A representative of PricewaterhouseCoopers, L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

  The Board of Directors recommends a vote FOR Proposal 2.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

  The Company's Compensation Committee is comprised of three outside directors of the Company, currently Messrs. Chambers (Chairman), Walton and Zobel. At least annually, the Compensation Committee reviews the compensation levels of the Company's executive officers and certain other key employees and makes recommendations to the Board of Directors regarding compensation of such persons. In general, the Compensation Committee endeavors to base the compensation of the executive officers on individual performance, performance against established financial goals based on the Company's strategic plan, and comparative compensation paid to executives of direct competitors and of non-financial service companies.

  The Compensation Committee's review of compensation, other than that of the Chairman and Chief Executive Officer, is based on the recommendations of the Company's internal compensation committee, which consists of A.J. Clegg (Chairman) and John R. Frock (Executive Vice President). Executive officers' compensation generally consists of base salary (which comprises a significant portion of total compensation), bonus (which is based on the Company's performance and/or specific goals), fringe benefits and stock options. All executive officers are reviewed annually for performance. Salary changes are effective in October. Bonuses are distributed after the results of the audit of the financial statements have been verified.

  In 1995, Towers and Perrin conducted a compensation survey for the Company. Each year since 1995, the Compensation Committee has utilized the Towers and Perrin survey, together with inflation data and other current compensation data for executives of direct competitors to establish appropriate salary ranges for the Company's executive positions. The Compensation Committee has established actual salaries and other compensation within these salary ranges, based on subjective evaluations of the executive's and the Company's performance both during the current year and over time.

  In 2000, the Company engaged William M. Mercer, Inc. ("Mercer") to perform an updated compensation survey for the Company's executive positions. In assessing the competitiveness of compensation for the Company's executives, Mercer referenced compensation data for organizations of similar size in the private education and professional / business services industries. Also, Mercer met with the Company's executive management to learn about the Company's executives' responsibilities. The Compensation Committee first used the Mercer survey for October 1999 salary adjustments.

  The Chairman and Chief Executive Officer's compensation commencing in October 1999 included an annual base salary of $320,000, a bonus plan based on the Company's net income as compared to the annual plan submitted to and approved by the Board of Directors in December 1999 and the Compensation Committee's subjective evaluation of the Company's and the Chief Executive Officer's performance, and customary fringe benefits. Mr. Clegg's salary reflected a $42,000 increase over the prior period. The increase was based on the Compensation Committee's subjective evaluation of the Company's performance. In November 1999, in order to provide additional incentive to Mr. Clegg, the Compensation Committee entered into a Special Incentive

Agreement with Mr. Clegg which provides that on each of the first, second and third anniversaries of the date of such agreement, if employed by the Company on such anniversary date, Mr. Clegg will receive an incentive payment (apart from any other compensation) in the amount of $137,333.

  In Fiscal 2000, the bonus plan of each executive officer included a formula component, providing a bonus of up to 100% of base salary based on the Company's performance as compared to the Company's Business Plan. Based on such formula, each executive officer received a bonus equal to 40.5% of his base salary. Further, at the discretion of the Company's internal executive committee, and the Compensation Committee together, bonuses could be awarded based on accomplishments of individual goals, which is in addition to the bonus percentage awarded under the formula component, up to a maximum total bonus (together with the formula-based component) of 100% of base salary. Discretionary bonuses were approved amounting to $293,250 but not awarded until the annual management's performance reviews are completed.

                                 Compensation Committee

                                 Mr. Edward H. Chambers
                                 Mr. William L. Walton
                                 Mr. Robert E. Zobel

Compensation Tables

  The following tables contain compensation data for the Chief Executive Officer and the Company's four other most highly compensated executive officers (based on total annual salary and bonus for the fiscal year ended June 30, 2000). (Note that Fiscal Year 1998 consisted of only six months.)

Summary Compensation Table

                                         -------------------------------------------------------------------
                                                                              Long Term
                                                                            Compensation
                                                 Annual Compensation           Awards
                                         --------------------------------------------------
                                                                Other
                                                                Annual      Securities
Name and                      Fiscal                            Compens-    Underlying       All Other
Principal Position            Year/1/    Salary     Bonus       ation/2/    Options/ SARs    Compensation/3/
------------------------------------------------------------------------------------------------------------
A.J. Clegg                    2000       $314,007   $141,477           -          110,000           $  6,391

Chairman, President and       1999        263,769          0           -           40,000              6,311
Chief Executive Officer       1998        125,887          0           -           20,000              1,645
                              1997        231,778          0           -           40,000              3,217
------------------------------------------------------------------------------------------------------------
William E. Bailey/4/          2000       $140,979   $ 68,659           -                0           $    445

Chief Financial Officer;      1999        112,307          0           -           30,000                573
Executive Vice President      1998         46,538          0           -           25,000                277
------------------------------------------------------------------------------------------------------------
Daryl A. Dixon/4/             2000       $269,615   $117,205     $49,858                0           $    302

President and Chief           1999         77,885          0      18,353          125,000                  0
Operating Officer
------------------------------------------------------------------------------------------------------------
B. Robin Eglin                2000       $144,792   $ 68,659           -                0           $    872

President of Nobel            1999        120,976          0      14,815           40,000              2,488
Learning Solutions            1998         57,699          0       7,357           13,900                550
                              1997        108,106          0      13,988           20,000              1,067
------------------------------------------------------------------------------------------------------------
John R. Frock                 2000       $141,846   $ 66,636           -                0           $  2,676

Executive Vice President -    1999        129,156          0      15,017           40,000              3,754
Corporate Development         1998         62,348          0       7,168           12,682              1,153
                              1997        119,530          0      13,690           40,000              1,645
------------------------------------------------------------------------------------------------------------

(1) The 1998 fiscal year consisted of the six months ended June 30, 1998.

(2) The amounts reported for: Daryl Dixon consist of $35,303 and $12,288 in respect of loan forgiveness in fiscal 2000 and 1999, respectively, $8,400 and $3,500 for automobile expenses in fiscal 2000 and 1999, respectively, and $6,155 and $2565 for health insurance in fiscal 2000 and 1999, respectively; Robin Eglin consist of $7,800, $3,900 and $7,800 for automobile expenses in fiscal 1999, 1998 and 1997, respectively, and $7,015, $3,457 and $6,188 for health insurance in fiscal 1999, 1998 and 1997, respectively. The amounts reported for John R. Frock consist of $7,800, $3,900 and $7,800 for automobile expenses in fiscal 1999, 1998 and 1997, respectively, and $7,217, $3,268 and $5,890 for health insurance in fiscal 1999, 1998 and 1997, respectively. Perquisites and other personal benefits for Messrs. Clegg and Bailey for all years and Messrs. Eglin and Frock in fiscal 2000 did not exceed 10% of the executive officer's salary and bonus, and accordingly have been omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(3) Other compensation in fiscal 2000 for A.J. Clegg, William E. Bailey, Daryl
    A. Dixon, B. Robin Eglin and John R. Frock consisted of payments of (i) $4,696, $445, $302, $488 and $1868, respectively, in respect of life insurance and (ii) $1,695, $0, $0, $384 and $808, respectively, in respect of Employer matching 401(k) plan contributions.

(4) William Bailey joined the Company in January 1998. Daryl Dixon joined the Company in February 1999.

Options/Stock Appreciation Rights Granted in Fiscal 2000

                             ----------------------------------------------------------------------------------------
                                               Individual Grants
                             --------------------------------------------------------    Potential Realized Value at
                                                                                           Assumed Annual Rates of
                                                                                         Stock Price Appreciation for
                             Number of     % of Total                                      Option Term (10 yrs)/3/
                             Securities    Options/
                             Underlying    SARs                                          ----------------------------
                             Option/       Granted to all  Exercise or                   At 5%          At 10%
                             SARs          Employees       Base Price      Expiration    Annual         Annual
Name of Executive            Granted/1/    in F 2000/2/    per Share       Date          Growth Rate    Growth Rate
---------------------------------------------------------------------------------------------------------------------
A. J. Clegg                     110,000            80.29%      $8.1250       11/18/09       $562,075     $1,424,407

No grants of stock options or stock appreciation rights were made in the 2000 fiscal year to William E. Bailey, Daryl A. Dixon, B. Robin Eglin or John R. Frock.

(1) Options granted vest in increments of one-third of the total number of options granted on the first, second and third anniversary dates of the date of grant.

(2) During Fiscal 2000, the Company granted to employees options to purchase an aggregate of 137,000 shares of Common Stock.

(3) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account contractual provisions of the options which provide for termination of an option following termination of employment, nontransferability, or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

Aggregated Option/Stock Appreciation Rights Exercised in Fiscal 2000 and Value of Options at June 30, 2000

                                                                                          Value of Unexercised
                                                           Number of Unexercised              In-the-Money
                             Exercised in Fiscal 2000    Options at June 30, 2000       Options at June 30, 2000
                            ---------------------------------------------------------------------------------------
                               Shares
                             Acquired on    Value
     Name of Executive        Exercise     Realized    Exercisable    Unexerciseable    Exercisable  Unexerciseable
-------------------------------------------------------------------------------------------------------------------
A. J. Clegg                      0            0          111,667          143,333         $ 80,000       $103,750

William E. Bailey                0            0           30,000           25,000         $ 35,000       $ 64,531

Daryl A. Dixon                   0            0           50,000          100,000         $151,563       $303,125

B. Robin Eglin                   0            0           45,600           31,300         $ 68,563       $ 98,031

John R. Frock                    0            0           61,788           30,894         $ 66,279       $ 96,889

None of the above named executive officers held any stock appreciation rights at June 30, 2000.

Senior Executive Severance Plan

     In February 2000, the Company adopted an amended Senior Executive Severance Pay Plan (the "Executive Severance Pay Plan"), which replaced the Executive Severance Pay Plan adopted in March 1997, for the five Company's five executive officers. Under the Senior Executive Severance Pay Plan, if the employment of an Executive Officer with the Company terminates following a Change in Control (as defined therein) of the Company, under specified circumstances, the Executive Officer will be entitled to receive the severance benefit specified in the Severance Pay Plan. The amount payable to an Eligible Executive would equal (a) the Eligible Executive's salary for a period of months equal to (i) twelve plus the number of years of service of the Eligible Executive as of the date of termination if he has completed less than three years of services, (ii) twelve plus two times the number of years of service, if he has completed three or four years of service as of the termination date or (iii) twelve plus 2.99 times the number of years of service, if he has completed at least five years of service as of the termination date; but in no event more 35.99 months, plus (b) the bonus which would have been payable to the Eligible Executive for the year in which employment was terminated pro rated based on the number of months of employment in the year of termination.

Employment Agreements with Executive Officers

     Daryl A. Dixon - President and Chief Operating Officer

     The Company entered into a three year employment agreement with Daryl Dixon upon his commencement of employment in February 1999. Mr. Dixon's annual base salary is $250,000, and will be reviewed annually. Beginning in fiscal year 1999/2000, Mr. Dixon is eligible to receive an annual bonus of up to 50% of his base salary for achieving the Company's business plan and up to an additional 50% of his base salary for achieving above business plan targets. Pursuant to his employment agreement, on his first day of employment, the Company granted Mr. Dixon options to purchase 150,000 shares of the Company's common stock, vesting over a three year period. The Company also agreed to provide Mr. Dixon with a $8,400 per year car allowance, term life insurance in the amount of $260,000 for his benefit and other benefits provided to the Company's senior executives. Further, upon commencement of his employment, the Company loaned Mr. Dixon the sum of $90,000 (to repay a loan with his prior employer), accruing interest at a rate of 8% per annum. Each month during Mr. Dixon's employment, the Company will forgive 1/36 of the principal amount and associated interest of this loan. Mr. Dixon has agreed not to compete against the Company during the term of his employment and for two years thereafter.

     If prior to February 18, 2002, the Company terminates Mr. Dixon's employment other than for cause or his death or disability, the Company will pay to Mr. Dixon, as severance, an amount equal to his base salary plus a pro rata portion (based on the portion of the bonus period he was employed by the Company) of the bonus which he would have received for the period had he continued in the Company's employment. Also, the Company will forgive any remaining balance on Mr. Dixon's loan from the Company. If upon termination, Mr. Dixon is also entitled to payments under the Severance Pay Plan, the Company may credit payments under the Severance Pay Plan against this contractual severance obligation, but the Company must also continue to pay him his base salary and bonuses until February 18, 2002 (taking credit for the other severance payments and any compensation received by him from others for his services following the date of termination and prior to February 18, 2002). In such circumstance, the Company will also continue Mr. Dixon's benefits as an executive of Nobel (until he receives a comparable benefit from a new employer). Under certain circumstances, if Mr. Dixon terminates his employment with the Company following a Change in Control (as defined in the Severance Pay Plan), he will also receive these severance benefits. If the Company terminates Mr. Dixon for cause, he is entitled to receive his base salary only through the effective date of termination. If on or after February 18, 2002, the Company terminates Mr. Dixon's employment other than for cause or his death or disability, then the Company will pay to Mr. Dixon, as a severance payment, an amount equal to his base salary plus a pro rata portion (based on the portion of the bonus period he was employed by the Company) of the bonus which he would have received for the period had he continued in the Company's employment.

     William (Rusty) E. Bailey - Executive Vice President and Chief Financial Officer

     William E. Bailey and the Company have agreed to a three year employment agreement beginning on the commencement of his employment in January 1998. Mr. Bailey's base salary ($145,000 as of October 1999) is reviewed annually, but any adjustment is in the Company's sole discretion. Mr. Bailey is eligible to receive an annual bonus to be determined in the Company's sole discretion of the Company. Upon commencement of Mr. Bailey's employment with the Company, the Company granted Mr. Bailey options to purchase 25,000 shares of the Company's common stock, vesting over a three year period (10,000 after each of one and two years and 5,000 in the third year). The Company also agreed to provide Mr. Bailey with a $6,000 per year car allowance, term life insurance in the amount of his base salary plus $10,000 for his benefit and other benefits provided to the Company's senior executives. Further, the Company paid Mr. Bailey $10,000 to reimburse him for relocation expenses, and the Company will pay him an additional $15,000 for relocation expense if he sells his former home.

Other Agreements with Executive Officers

     The Company and A. J. (Jack) Clegg are parties to a Special Incentive Agreement entered into November 20, 1999 which provides that on each of the first, second and third anniversaries of the date of such agreement, if Mr. Clegg is employed by the Company on such anniversary date, the Company will pay him an incentive payment in the amount of $137,333. Such agreement also provides that if is a Change in Control (as defined in the Agreement) of the Company, within 30 days of the occurrence of such Change in Control, the Company will pay to Mr. Clegg any such incentive payments which have not yet been paid (in lieu of making payment on the applicable anniversary date).

     The Company and John R. Frock are parties to a Noncompete Agreement which provides that the Company will make a payment to Mr. Frock of $255,000 following his termination for any reason if, within 30 days of his termination date, Mr. Frock delivers a letter to the Company agreeing not to engage in specified activities in competition with the Company for four years. The Company and Mr. Frock are also parties to a Contingent Severance Agreement which provides that if Mr. Frock's employment is terminated because (i) the Company terminates Mr. Frock's employment without Cause (as defined in the agreement) or (ii) Mr. Frock resigns following a Change in Control (as defined in the agreement), within 20 days following the date of termination, the Company must make a severance payment to Mr. Frock in such amount. The Company will not under any circumstance be required to make a payment to Mr. Frock under both the Noncompete Agreement and the Contingent Severance Agreement.

                               STOCK PERFORMANCE

  The following line graph compares the cumulative total stockholder return on the Company's Common Stock with the total return of the Nasdaq Stock Market (U.S. Companies) and an index of peer group companies for the period June 30, 1995 through June 30, 2000 as calculated by the Center for Research in Security Prices. The graphs assume that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1995 and that all dividends paid by the companies included in the indexes were reinvested.

                Comparison of Five Year Cumulative Total Return

                           [LINE GRAPH APPEARS HERE]


                                     6/95   6/96   6/97   6/98   6/98   6/00

Nobel Learning Communities, Inc.    100.0  193.1  117.2  124.1   69.0  108.6

Nasdaq Stock Market                 100.0  128.4  156.1  205.5  295.6  436.8
(U.S. Companies)
Self-Determined Peer Group          100.0  189.9  240.0  355.2  313.3  261.7

The self determined peer group includes: Bright Horizons Family Solutions, Inc.; Childtime Learning Centers, Inc.; DeVry Inc.; ITT Educational Services, Inc.; Sylvan Learning Systems, Inc. and Tesseract Group Inc.

Notes:

  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization of the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to $100 at 6/30/95.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms ("Forms 3, 4, and 5") that they file. To the Company's knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company and written representations as to all transactions in the Company's securities effected during the period from July 1, 1999 through June 30, 2000, all applicable Section 16(a) filing requirements were complied with, except for filings with respect to certain stock options grants

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In July 1998, the Company issued a $10,000,000 10% senior subordinated note to Allied Capital Corporation, of which William L. Walton, a director of the Company, is President, Chairman and Chief Executive Officer. Payments on the senior subordinated note are subordinate to the Company's senior bank debt. In connection with the financing transaction, the Company also issued to Allied Capital Corporation warrants to acquire 531,255 shares of the Company's common stock and granted to Allied Capital Corporation certain rights to require the Company to register the shares of Common Stock issuable upon exercise of the warrants under the Securities Act of 1933.

  The Company loaned to Daryl Dixon, the Company's President and Chief Operating Officer, the sum of $90,000 upon the commencement of his employment (to repay a loan with his prior employer). The loan accrues interest at a rate of 8% per annum. Each month during Mr. Dixon's employment, the Company forgives 1/36 of the principal amount and associated interest of this loan.

                              GENERAL INFORMATION

   Stockholders who wish to obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission, may do so by writing or calling Yvonne DeAngelo, Corporate Secretary, Nobel Learning Communities, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063, telephone (610) 891-8200 or by sending an electronic mail message to nobel@educating.com.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2000 Annual of Meeting of Stockholders must be received by the Company no later than June 10, 2001 and be otherwise in compliance with applicable laws and regulations in order for such proposals to be included in the Proxy Statement. In addition, the Company's Certificate of Incorporation requires that any stockholder who wishes to make a nomination for the office of director or to initiate a proposal or other business at the 2001 Annual Meeting must give the Company advance notice by September 2, 2001 (or, if the date of the 2001 Annual Meeting is before October 27, 2001 or after December 6, 2001, by the date ten days following the date that the Company first mails to stockholders the Company's notice of the meeting), and that notice must meet certain other requirements set forth in the Company's Certificate of Incorporation.



By Order of the Board of Directors

Yvonne DeAngelo
Corporate Secretary

October 10, 2000
e

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        NOBEL LEARNING COMMUNITIES, INC.

  The undersigned hereby appoints A.J. Clegg, Yvonne DeAngelo and William E. Bailey proxies for the undersigned, each with power to appoint his or her substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on October 9, 2000, at the 2000 Annual Meeting of Stockholders of Nobel Learning Communities, Inc. (the "Company") on November 16, 2000, and at all adjournments thereof, on the matters set forth herein and in the discretion of the proxies for the transaction of such other business as may come before the meeting.

1. Election of three directors to serve for a three year term (until the Annual Meeting of Stockholders in the year 2003)

 [_] FOR all nominees listed below (except as marked to the contrary below):
                              [_] WITHHOLD AUTHORITY to vote for all nominees listed below

               John R. Frock   Eugene G. Monaco   Robert E. Zobel

 INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:

          ---------------------------------------------------------------------

2. Ratification of the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for fiscal year 2001.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

                                     (OVER)

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH NOMINEE AND "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS L.L.P AS AUDITORS FOR THE COMPANY'S FISCAL YEAR 2001.

                                        Date: __________________________ , 2000
                                        ---------------------------------------
                                        ---------------------------------------

                                        Your name should appear exactly as
                                        your name appears in the space at the
                                        left. For joint accounts, any co-owner
                                        may sign. When signing in a fiduciary
                                        or representative capacity, please
                                        give your full title as such. If a
                                        corporation or partnership, sign in
                                        full corporate or partnership name by
                                        authorized officer or partner.

 PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.